Exhibit 99.2

CERTIFICATE OF CONVERSION
PURSUANT TO SECTION 265 OF
THE DELAWARE GENERAL CORPORATION LAW

This Certificate of Conversion is being duly executed and filed by Ares Management, L.P., a Delaware limited partnership (the “Limited Partnership”), to convert the Limited Partnership to Ares Management Corporation, a Delaware corporation (the “Corporation”), under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) and the Delaware General Corporation Law (8 Del. C. § 101, et seq.).

The Limited Partnership was first formed on November 15, 2013 as a Delaware limited partnership.

The name and type of entity of the Limited Partnership immediately prior to filing this Certificate of Conversion is Ares Management, L.P., a Delaware limited partnership.

The name of the Corporation as set forth in the Certificate of Incorporation filed in accordance with Section 265(b) of the Delaware General Corporation Law is Ares Management Corporation.

The conversion of the Limited Partnership to the Corporation shall be effective at 12:01 AM (Eastern Time) on November 26, 2018.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on November 14, 2018.

ARES MANAGEMENT, L.P.

By: Ares Management GP LLC, its general partner

By:	/s/ Michael D. Weiner
Name: Michael D. Weiner
Title: Executive Vice President, Chief Legal Officer & Secretary

[Signature Page to Certificate of Conversion]